Exhibit 99.1

PXP	Plains Exploration & Production Company 500 Dallas St., Suite 700 Houston, TX 77002

NEWS RELEASE

Contact:	Stephen A. Thorington

Executive Vice President and Chief Financial Officer

Winston Talbert

Vice President Finance and Investor Relations

(713) 739-6700 or (800) 934-6083

FOR IMMEDIATE RELEASE

PLAINS EXPLORATION REPORTS INCREASE IN FIRST QUARTER EARNINGS

Houston, Texas—May 14, 2003—Plains Exploration & Production Company (NYSE: PXP) (“PXP” or the “Company”) today reported first quarter 2003 net income of $20.9 million, or $0.86 per diluted share, compared to net income of $5.9 million, or $0.24 per diluted share, for the first quarter of 2002. Net income in the first quarter of 2003 includes an after-tax $12.3 million credit related to the adoption of Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations.”

Oil and gas production volumes increased 6% to 25.6 thousand barrels of oil equivalent (MBOE) per day in the first quarter of 2003, compared to 24.2 MBOE per day in the 2002 period. Unit gross margin increased to $13.26 per BOE in the first quarter of 2003 as compared to $10.76 in 2002 due to higher commodity prices. The Company’s average wellhead price, which is net of location and quality differentials and the impact of hedges, was $22.38 per BOE in the first quarter of 2003 versus $18.67 per BOE in 2002.

Mr. John Raymond, President and Chief Operating Officer of PXP stated, “PXP again delivered another solid set of results in the first quarter highly consistent with our previous 8-K guidance. Looking beyond the reported results that are affected by the current commodity environment that is benefiting the industry as a whole, the Company has advanced all major segments of its 2003 capital program on time and within budget. Furthermore, as previously announced, we look forward to closing the acquisition of 3TEC Energy in the near future.”

The Company will host a conference call to discuss the results and other forward-looking items at 10:00 a.m. Central on Wednesday, May 14, 2003. Investors wishing to participate may dial 1-800-223-9488 or international: 785-832-1508. Reference Conference I.D#: Plains XP. The replay will be available for 2 weeks at 1-800-938-1602 or international: 402-220-1548. To access the Internet webcast, please go to the Company’s website at: http://www.plainsxp.com, under the Investor Relations section choose “conference calls.” Following the live webcast, the call will be archived for a period of sixty (60) days on the Company’s website.

PXP is an independent oil and gas company primarily engaged in the upstream activities of acquiring, exploiting, developing and producing oil and gas in its core areas of operation: onshore California, primarily in the Los Angeles Basin, and offshore California in the Point Arguello unit, and the Illinois Basin in southern Illinois. PXP is headquartered in Houston, Texas.

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ADDITIONAL INFORMATION & FORWARD LOOKING STATEMENT

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”). Such statements include those concerning PXP’s merger and strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward- looking statements. These include:

*	completion of the proposed merger with 3TEC Energy Corporation (“3TEC”),

*	effective integration of the two companies,

*	reliability of reserve and production estimates,

*	production expense estimates,

*	cash flow estimates,

*	future financial performance, and

*	other matters that are discussed in PXP’s filings with the SEC.

These statements are based on certain assumptions PXP made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond PXP’s control. Statements regarding future production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

On February 12, 2003, PXP and 3TEC filed a joint proxy statement/prospectus with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT ON FORM S-4 FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER. The proxy statement/prospectus was sent to security holders of PXP and 3TEC on May 5, 2003. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents filed by PXP and 3TEC with the SEC at the SEC’s web site at www.sec.gov. The proxy statement/prospectus and such other documents (relating to PXP) may also be obtained for free from PXP by directing such request to: Plains Exploration & Production Company, 500 Dallas, Suite 700 Houston, TX 77002, Attention: Joanna Pankey; telephone: (713) 739-6700; e-mail: jpankey@plainsxp.com. The proxy statement/prospectus and such other documents (relating to 3TEC) may also be obtained for free from 3TEC by directing such request to: 3TEC Energy Corporation, 700 Milam, Suite 1100, Houston, Texas 77002, Attention: Investor Relations; telephone: (713) 821-7100.

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PXP, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from PXP’s stockholders in connection with the merger. Information regarding such persons and a description of their interests in the merger is contained in the Registration Statement on Form S-4 related to the merger filed with the SEC.

3TEC, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” in connection with the merger. Information regarding such persons and a description of their interests in the merger is contained in the Registration Statement on Form S-4 related to the merger filed with the SEC.

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Plains Exploration & Production Company

Consolidated Statements of Income

(amounts in thousands, except per share data)

	Three Months Ended March 31,
	2003	2002
Revenues
Oil sales to Plains All American Pipeline, L.P.	$64,738	$35,241
Oil hedging	(17,311)	3,444
Gas sales	4,104	1,988
Other operating revenues	207	—

	51,738	40,673

Costs and Expenses
Production expenses	19,978	16,105
Production and ad valorem taxes	1,035	1,124
General and administrative
Stock appreciation rights	(1,363)	—
Other	4,439	2,452
Depletion, depreciation and amortization	7,723	6,691
Accretion of asset retirement obligation	582	—

	32,394	26,372

Income from Operations	19,344	14,301
Other Income (Expense)
Interest expense	(4,856)	(4,692)
Interest and other income	33	18

Income Before Income Taxes and Cumulative Effect of Accounting Change	14,521	9,627
Income tax expense
Current	(1,181)	(2,045)
Deferred	(4,737)	(1,718)

Income Before Cumulative Effect of Accounting Change	8,603	5,864
Cumulative effect of accounting change, net of tax	12,324	—

Net Income	$20,927	$5,864

Earnings per Share
Basic
Income before cumulative effect of accounting change	$0.36	$0.24
Cumulative effect of accounting change	0.51	—

Net income	$0.87	$0.24

Diluted
Income before cumulative effect of accounting change	$0.35	$0.24
Cumulative effect of accounting change	0.51	—

Net income	$0.86	$0.24

Weighted Average Shares Outstanding
Basic	24,015	24,200
Diluted	24,225	24,200

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Plains Exploration & Production Company

Financial and Operating Data

	Three Months Ended March 31,
	2003	2002
Sales Volumes
Oil and liquids (MBbls)	2,181	2,033
Gas (MMcf)	729	877
MBOE	2,303	2,179
Daily Average Sales Volumes
Oil and liquids (Bbls)
Onshore California	15,855	16,214
Offshore California	6,022	3,731
Illinois	2,360	2,640

	24,237	22,585

Gas (Mcf)—Onshore California	8,099	9,743

BOE	25,587	24,209

Oil & Gas Capital Expenditures (thousands of dollars)	$17,123	$23,941

Unit Economics (in dollars)
Average Oil & Liquids Sales Price ($/Bbl)
Average NYMEX	$33.80	$21.63

Hedging revenue (expense)	(7.94)	1.69
Differential	(4.11)	(4.29)

Net realized price	$21.75	$19.03

Average Gas Sales Price ($/Mcf)	$5.63	$2.27
Average Sales Price per BOE	$22.38	$18.67
Production Expenses per BOE	$(8.67)	$(7.39)
Production and Ad valorem Taxes per BOE	(0.45)	(0.52)

Gross Margin per BOE	13.26	10.76
G&A per BOE (1)	(1.34)	(1.13)

Gross Profit per BOE	$11.92	$9.63

Cash Flows (thousands of dollars)
Net income	$20,927	$5,864
Depletion, depreciation and amortization	7,723	6,691
Accretion of asset retirement obligation	582	—
Deferred income taxes	4,737	1,718
Cumulative effect of accounting change	(12,324)	—
Changes in assets and liabilities from operating activities	(2,045)	(4,735)
Other	(1,573)	—

Cash Flows from Operating Activities	18,027	9,538

Additions to oil and gas properties	(12,768)	(23,941)
Other	(2,372)	(20)

Cash Flows from Investing Activities	(15,140)	(23,961)

Change in revolving credit facility	(3,300)	—
Receipts from (payments to) Plains Resources	510	14,411
Other	(123)	—

Cash Flows from Financing Activities	(2,913)	14,411

Net Increase (Decrease) in Cash	$(26)	$(12)

(1)	After $0.49 per BOE net reduction in G&A expense ($1.1 million) related to SARs and noncash compensation in 2003.

Plains Exploration & Production Company

Consolidated Balance Sheets

(thousands of dollars)

	March 31, 2003	December 31, 2002
ASSETS
Current Assets
Cash and cash equivalents	$1,002	$1,028
Accounts receivable—Plains All American Pipeline, L.P.	25,722	22,943
Other accounts receivable and current assets	4,678	6,976
Commodity hedging contracts	1,623	2,594
Inventories	5,993	5,198

	39,018	38,739

Properties and Equipment
Oil and natural gas properties—full cost method	692,548	659,499
Other property and equipment	2,286	2,207

	694,834	661,706
Less—accumulated depletion, depreciation and amortization	(145,174)	(168,494)

	549,660	493,212

Other Assets	19,047	18,929

	$607,725	$550,880

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and other current liabilities	$62,782	$61,092
Commodity hedging contracts	24,012	24,572
Current maturities of long-term debt	511	511

	87,305	86,175

Long-Term Debt	229,919	233,166

Asset Retirement Obligation	26,240	—

Other Long-Term Liabilities	9,464	6,303

Deferred Income Taxes	61,932	51,416

Stockholders’ Equity
Common stock	244	244
Additional paid-in capital	175,025	174,279
Retained earnings	33,082	12,155
Accumulated other comprehensive income	(15,486)	(12,858)

	192,865	173,820

	$607,725	$550,880

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